99.3 – Resignation of William P. Williams

I hereby tender my resignation effective January 28, 2009 from the Board of Directors, Chief Executive Officer, Principle Accountant, and Chairman of the Board and Director of Card Activation Technologies, Inc.

Sincerely,
 /s/
William P Williams